UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2015

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 4.01	Change in Registrant’s Certifying Accountant.

On June 23, 2015, the Audit Committee of the Board of Directors of Aéropostale, Inc. (the “Company”) approved the dismissal of the Company’s independent registered public accounting firm, Deloitte & Touche LLP (“D&T”), and agreed to engage BDO USA, LLP (“BDO”) as the new independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending January 30, 2016. The dismissal and appointment was a result of a comprehensive competitive bidding process involving several accounting firms, including D&T.
The audit reports of D&T on the consolidated financial statements of the Company as of and for the fiscal years ended January 31, 2015 and February 1, 2014, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended January 31, 2015 and February 1, 2014, and the subsequent interim period through June 23, 2015, there were no (i) disagreements between the Company and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304 (a)(1)(iv) of Regulation S-K), which, if not resolved to the satisfaction of D&T would have caused D&T to make reference to the subject matter of the disagreement in connection with its report for such years and (ii) there were no “reportable events” (as defined by Item 304(a)(1)(v) of Regulation S-K). The Company has provided D&T with a copy of this Form 8-K and requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not D&T agrees with the above statements. A copy of D&T’s letter, dated June 25, 2015, is attached as Exhibit 16.1 to this Form 8-K.
During the Company’s two most recent fiscal year’s ended January 31, 2015 and February 1, 2014, and the subsequent interim period through June 23, 2015, neither the Company nor anyone on its behalf consulted with BDO regarding any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 23, 2015, the Company held its annual meeting of stockholders in Lyndhurst, New Jersey (the "Annual Meeting"). As of April 30, 2015, the Company's record date, there were a total of 79,513,639 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 67,007,941 or 84.27% of the shares of Common Stock entitled to vote were represented in person or by proxy and, therefore, a quorum was present.

	The following matters were submitted to a vote of stockholders at the Annual Meeting:

	Proposal 1 - Election of Directors

	Name	For	Withheld	Broker Non-Votes
	Ronald R. Beegle	50,288,565	1,236,366	15,483,010
	Michael J. Cunningham	50,424,429	1,100,502	15,483,010
	Evelyn Dilsaver	50,263,094	1,261,837	15,483,010
	Julian R. Geiger	51,068,844	456,087	15,483,010
	Kenneth B. Gilman	50,987,678	537,253	15,483,010
	Janet E. Grove	50,582,138	942,793	15,483,010
	John N. Haugh	40,136,721	11,388,210	15,483,010
	Karin Hirtler-Garvey	50,435,956	1,088,975	15,483,010
	John D. Howard	50,413,261	1,111,670	15,483,010
	David B. Vermylen	40,105,636	11,419,295	15,483,010

	Based on the votes set forth above, all director nominees were duly elected.

	Proposal 2 - Advisory vote on executive compensation

		For	Against	Abstain	Broker Non-Votes
	Executive Compensation	27,625,300	23,420,545	479,086	15,483,010

	Based on the votes set forth above, the advisory vote on executive compensation was approved.

	Proposal 3 - Ratification of Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016.

		For	Against	Abstain	Broker Non-Votes
	Deloitte & Touche LLP	66,025,423	870,011	112,507	—

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 30, 2016 was duly ratified. As noted in Item 4.01 above, subsequent to the Annual Meeting, the Audit Committee of the Company considered and determined to replace D&T with BDO as the Company’s new independent registered public accounting firm for the fiscal year ending January 30, 2016.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits

	16.1	Letter from Deloitte & Touche LLP addressed to the Securities and Exchange Commission dated June 25, 2015.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/ David J. Dick
David J. Dick
Senior Vice President - Chief Financial Officer

Dated: June 29, 2015

Exhibit Index

Exhibit No.	Exhibit
16.1	Letter from Deloitte & Touche LLP addressed to the Securities and Exchange Commission dated June 25, 2015.